AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2000
                                             REGISTRATION NO. 333- ___________

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 ------------

                       THE BEAR STEARNS COMPANIES INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 13-3286161
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)


                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                (212) 272-2000
             (Address, including Zip Code, and Telephone Number,
      including Area Code, of Registrant's Principal Executive Offices)


                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                            (Full Title of the Plan)


                             SAMUEL L. MOLINARO JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
          (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)


                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                              ------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================
    TITLE OF                         PROPOSED        PROPOSED
 EACH CLASS OF                        MAXIMUM         MAXIMUM         AMOUNT OF
SECURITIES TO BE   AMOUNT TO BE   OFFERING PRICE    AGGREGATE       REGISTRATION
   REGISTERED      REGISTERED(1)    PER UNIT(2)   OFFERING PRICE(2)     FEE (2)
-----------------  ------------  --------------   ----------------  ------------
Common Stock, par
value $1.00 per
share                2,736,711        $48.97       $134,013,317       $35,380
================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on November 22, 2000.

                                Explanatory Note

This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

                               REOFFER PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.

                        2,736,711 SHARES OF COMMON STOCK

   Certain of the Company's employees, all of whom are named in this Prospectus, are selling for their own accounts up to 2,736,711 shares of its Common Stock that they acquired pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors. The Company will not receive any of the proceeds from such sales.

   The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

   The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

   Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

   The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On November 29, 2000, the closing price of the Common Stock on the Exchange was $49 per share.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                November 30, 2000

   YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ----------------

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information..........................................2
Certain Definitions..........................................................3
The Company..................................................................4
Selling Stockholders.........................................................6
Plan of Distribution........................................................11
Experts.....................................................................12



                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The Company has filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

   The SEC allows the Company to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

   The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

  (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1999;

  (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 24, 1999, December 31, 1999, February 25, 2000, May 26, 2000 and August 25,
        2000 and the Transition Report on Form 10-Q for the five-month period ended November 26, 1999 and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1999;

  (iii) the Current Reports on Form 8-K dated July 21, 1999, July 22, 1999, August 5, 1999, August 9, 1999, October 13, 1999, October 29, 1999,
        December 1, 1999, January 19, 2000, January 25, 2000, March 15, 2000,
        March 17, 2000, March 22, 2000, April 6, 2000, May 17, 2000, June 14,
        2000, July 14, 2000, August 10, 2000, September 14, 2000, September 20,
        2000 and September 28, 2000; and

  (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

   The Company will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning the Company at the Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.


                               CERTAIN DEFINITIONS

   Unless otherwise stated in this Prospectus:

o the "Company," "we" and "us" refer to The Bear Stearns Companies Inc. and its subsidiaries;

o   "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

o   "BSB" refers to Bear Stearns Bank plc;

o   "BSSC" refers to Bear, Stearns Securities Corp.;

o   "BSIL" refers to Bear, Stearns International Limited; and

Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

o   "AMEX" refers to the American Stock Exchange;

o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.;

o   "NASD" refers to the National Association of Securities Dealers, Inc.; and

o   "NYSE" refers to the New York Stock Exchange.

                                   THE COMPANY

   The Bear Stearns Companies Inc. is a holding company that, through its subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling the Company's proprietary and customer transactions. The Company's business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o   securities, options and futures brokerage;

o   providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o   financing customer activities;

o   securities lending;

o   securities and futures arbitrage;

o   involvement in specialist activity on both the NYSE and the AMEX;

o   underwriting and distributing securities;

o   arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o   making principal investments in leveraged acquisitions;

o   engaging in commercial real estate activities;

o   investment management and advisory; and

o   fiduciary, custody, agency and securities research services.

   The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan; from representative offices in Beijing, Buenos Aires, Sao Paulo, Seoul and Shanghai; through international offices in Dublin, Hong Kong, London, Lugano, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Greece and Spain. The Company's international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. The Company provides trust company and clearance services through its subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

   Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, the Commodity Futures Trading Commission, the National Futures Association and the International Securities Exchange. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

   BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange, the London Securities & Derivatives Exchange, Marche a Terme International de France, SA and the London Clearing House. BSIL is supervised by and is regulated in accordance with the rules of the Securities and Futures Authority.

   BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows the Company's existing and prospective clients the opportunity of dealing with a banking counterparty.

   The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; the telephone number of the Company is (212) 272-2000. The Company's Internet address is http://www.bearstearns.com.

                                SELLING STOCKHOLDERS

   This Prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors.

   Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

   o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

   o the number of shares of Common Stock each Selling Stockholder beneficially owned as of November 6, 2000;

   o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this Prospectus; and

   o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the Plan and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

   This table reflects all Selling Stockholders who are eligible to resell and the number of shares available to be resold by such Selling Stockholders.

                                                                                            Shares Beneficially Owned
                                               Shares                  Shares                   After This Offering
Selling Stockholders and Principal          Beneficially             Covered by             -------------------------
   Positions with the Company              Owned (1)(2)(3)         This Prospectus          Number            Percent
----------------------------------         ---------------         ---------------          ------            -------

Michael J. Abatemarco                          36,835                   2,505               34,330               *
Edward Almeida                                 30,761                   8,700               22,061               *
Wayne Angell                                   21,181                   9,181               12,000               *
Jeffrey C. Bernstein (4)                       35,596                   8,037               27,559               *
Steve Binder                                   14,945                   6,247                8,698               *
Denis Bovin                                   169,036                  49,909              119,127               *
Stanley Brach                                   7,056                   3,737                3,319               *
Damion Carufe                                  11,513                   9,934                1,579               *
James E. Cayne (5)                          4,415,694                 330,825            4,084,869             2.78%
  President
  Chief Executive Officer
Vincent M. Cazzetta                             3,492                   1,438                2,054               *
Daniel A. Celentano                            12,867                   8,104                4,763               *
Pasquale CeStaro, III                          29,977                  18,996               10,981               *
Peter Cherasia (a)                            106,750                  37,279               69,471               *
Ralph Cioffi                                  172,665                 111,325               61,340               *
Marshall Coburn                                23,841                  22,734                1,107               *
Barry J. Cohen                                197,004                  80,079              116,925               *
Michael Cohen                                  15,070                  11,910                3,160               *
David S. Connelly                              40,302                  26,853               13,449               *
Steven M. Dantus (6)                           75,479                  29,852               45,627               *
Daniel R. Delahanty (7)                        48,033                   7,224               40,809               *
Wendy de Monchaux                              82,220                  29,220               53,000               *
Richard W. Dimino                             102,980                   3,949               99,031               *
Ken Edlow                                     138,730                  11,817              126,913               *
  Secretary
Yan Erlikh                                     57,809                  56,361                1,448               *
Marc Feuer                                      6,928                   2,454                4,474               *
William Finn                                   43,327                  11,000               32,327               *
Michael Frankel                                29,852                   8,120               21,732               *
Bruce E. Geismar (a)(8)                       152,429                  22,876              129,553               *
David H. Glaser                                48,169                  15,303               32,866               *
Andrew E. Haas (9)                             53,487                  29,554               23,933               *
Robert Harteveldt                              65,380                  60,461                4,919               *
Cory Hechler                                   26,824                  19,293                7,531               *
Daniel Hoffman                                 26,485                  13,561               12,924               *
Marjorie Hogan                                 21,936                  15,181                6,755               *
Michael Hyatt (10)                             66,270                  10,000               56,270               *
Robert B. Jackman                             257,565                  23,901              233,664               *
William M. Jennings                           352,577                  19,753              332,824               *
Brian C. Jerome                                33,581                  13,039               20,542               *
Michael Josephson                              30,061                  10,264               19,797               *


                                                                                            Shares Beneficially Owned
                                               Shares                  Shares                   After This Offering
Selling Stockholders and Principal          Beneficially             Covered by             -------------------------
   Positions with the Company              Owned (1)(2)(3)         This Prospectus          Number            Percent
----------------------------------         ---------------         ---------------          ------            -------

Frederick N. Khedouri                          38,199                  36,851                1,348               *
John Knight                                     5,838                   5,838                    -               *
John Y. Koren                                  16,802                  10,784                6,018               *
Hans Rudolph Kunz                              32,579                  29,071                3,508               *
Mark A. Kurland                                57,221                  38,214               19,007               *
Pascal Lambert                                  2,382                   2,382                    -               *
Andrew Lawrence                               114,670                   5,301              109,369               *
Joseph C. Leach                                21,657                  10,000               11,657               *
Mark E. Lehman (11)                           148,532                  36,696              111,836               *
  Executive Vice President
  General Counsel
Frederick Leuffer                              30,013                  23,873                6,140               *
Marshall J Levinson (12)                        7,167                   3,000                4,167               *
  Controller
Anthony Liberatore                             13,631                   6,859                6,772               *
Roland N. Livney                               66,639                  44,486               22,153               *
Michael A. Lorig                               27,210                  12,500               14,710               *
Ralph Mack                                     42,534                  40,671                1,863               *
David Malpass                                  16,863                  16,240                  623               *
Michael J. Margolis                             5,930                   3,015                2,915               *
David Marren                                   29,947                   2,868               27,079               *
George J. Mason                                29,106                   6,921               22,185               *
James McKenna                                  11,698                   6,870                4,828               *
Jeffrey Mehl                                   67,364                  14,748               52,616               *
Michael Minikes (a)(13)                       508,874                  31,159              477,715               *
  Treasurer
Samuel L. Molinaro Jr.                         15,915                   8,242                7,673               *
  Senior Vice President - Finance
  Chief Financial Officer
Dominick Mondi                                 18,409                   4,116               14,293               *
Mark Murphy                                    33,734                  21,874               11,860               *
Andrew Neff                                    20,485                  11,800                8,685               *
Barry Nix                                      69,761                  55,419               14,342               *
Fares Noujaim                                  57,921                  30,618               27,303               *
Timothy O'Neill                                15,727                  15,727                    -               *
Aldo Parcesepe                                165,499                  16,944              148,555               *
Terese D. Payne                               143,908                  44,876               99,032               *
  (Leave of Absence)
Edward Raice                                   73,427                   3,354               70,073               *
Robert Reitzes                                 50,130                  46,002                4,128               *
Michael Saperstein (14)                       634,335                     595              633,740               *
Kenneth Savio                                  30,564                  16,892               13,672               *
Steven Scari                                   15,821                   9,926                5,895               *
Joel S. Schlesinger                            14,512                   9,497                5,015               *
Clark Schubach                                 46,975                  12,540               34,435               *
Alan D. Schwartz                            1,119,200                 168,994              950,206               *
Robert Seyferth                                 5,498                   3,498                2,000               *



                                                                                            Shares Beneficially Owned
                                               Shares                  Shares                   After This Offering
Selling Stockholders and Principal          Beneficially             Covered by             -------------------------
   Positions with the Company              Owned (1)(2)(3)         This Prospectus          Number            Percent
----------------------------------         ---------------         ---------------          ------            -------

Douglas Sharon                                 27,477                  25,946                1,531               *
Andrew Sloves                                  43,905                  28,333               15,572               *
Kevin Smyth                                    21,389                  20,059                1,330               *
Warren Spector (15)                           453,792                 308,646              145,146               *
Kenneth Spindel                                12,504                   6,189                6,315               *
Robert Steinberg                            1,039,430                  82,962              956,468               *
Donald Tang                                    56,017                  40,000               16,017               *
Salvatore Tiano                                19,221                  17,449                1,772               *
John Twyman                                    41,213                   5,212               36,001               *
Michael Urfirer                               225,935                 112,968              112,967               *
Eli Wachtel (16)                               39,047                  16,892               22,155               *
James Wolfsberg                                12,817                  10,231                2,586               *
Michael Zackman                                21,856                   4,314               17,542               *
George J. Zahringer                            32,391                  11,785               20,606               *
Uzi Zucker (a)                                258,671                  15,488              243,183               *

--------------------------------------

*    Less than one (1%) percent

(a)  Former member of the Board of Directors of the Company

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 17,754,309 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Does not include 942 shares of Common Stock owned by Mr. Bernstein's children, as to which shares Mr. Bernstein disclaims beneficial ownership.

(5) Does not include 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 236,354 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(6) Includes 22 shares of Common Stock held by Mr. Dantus as custodian for his child.

(7) Includes 1,088 shares of Common Stock held by Mr. Delahanty as custodian for his child.

(8) Does not include 2,343 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

(9) Includes 118 shares of Common Stock held by Mr. Haas as custodian for his children.

(10) Includes 694 shares of Common Stock held by Mr. Hyatt as custodian for his children.

(11) Does not include 31,763 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(12) Does not include 77 shares of Common Stock held in a trust established for Mr. Levinson's daughter, as to which shares Mr. Levinson disclaims beneficial ownership.

(13) Does not include 1,780 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(14) Does not include 161,060 shares of Common Stock held in two trusts established for Mr. Saperstein's daughter, as to which shares
      Mr. Saperstein disclaims beneficial ownership.

(15) Does not include 636 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

(16)  Mr. Wachtel also has a short position of 20,124 shares of Common Stock.

                              PLAN OF DISTRIBUTION


   Shares covered by this Prospectus will be sold by the Selling Stockholders as principals for their own account. The Company will not receive any proceeds from sales of any shares by Selling Stockholders.

   The Selling Stockholders may sell shares pursuant to this Prospectus from time to time:

   o   in transactions (including one or more block transactions) on the NYSE;

   o   in the public market off the NYSE;

   o   in privately negotiated transactions; or

   o   in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

   The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the shares from or through such broker or dealer.

   Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this Prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

   In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

   The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's 1999 Annual Report on Form 10-K and Current Report on Form 8-K dated September 28, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.





                                      -12

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by the Company with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference:
(i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1999; (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 24, 1999, December 31, 1999, February 25, 2000, May 26, 2000 and August 25, 2000 and the Transition Report on Form 10-Q for the five-month period ended November 26, 1999 and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1999; (iii) the Current Reports on Form 8-K dated July 21, 1999, July 22, 1999, August 5, 1999, August 9, 1999, October 13, 1999, October 29, 1999, December 1, 1999, January 19, 2000,
January 25, 2000, March 15, 2000, March 17, 2000, March 22, 2000, April 6, 2000,
May 17, 2000, June 14, 2000, July 14, 2000, August 10, 2000, September 14, 2000,
September 20, 2000 and September 28, 2000; and (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

   Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

   Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

   The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

   For the undertaking with respect to indemnification, see Item 9.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

   With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Registrant claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Such restricted securities were issued to the Selling Stockholders in connection with their deferral of income under the Registrant's Capital Accumulation Plan for Senior Managing Directors.

ITEM 8.   EXHIBITS.

          Exhibit No.    Description
          -----------    -----------

          4(a)(1)     -- Restated Certificate of Incorporation of the Registrant
                         (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

          4(a)(2)     -- Certificate of Stock Designation relating to the
                         Registrant's Adjustable Rate Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

          4(a)(3)     -- Certificate of Stock Designation relating to the
                         Registrant's Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14,
                         1998).

          4(a)(4)     -- Certificate of Stock Designation relating to the
                         Registrant's Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                         1998).

          4(a)(5)     -- Certificate of Stock Designation relating to the
                         Registrant's Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                         1998).

          4(b)        -- Amended and Restated By-laws of the Registrant
                         (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-81901)).

          23(a)       -- Consent of Deloitte & Touche LLP.

          24          -- Power of attorney  (included in the  signature  pages
                         to the Registration Statement).

   An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.

ITEM 9.   UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 30, 2000.

                                           THE BEAR STEARNS COMPANIES INC.



                                          By:    /s/ Samuel L. Molinaro Jr.
                                             ---------------------------------
                                                 SAMUEL L. MOLINARO JR.
                                                 Senior Vice President - Finance
                                                 and Chief Financial Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2000.


             SIGNATURE                                   TITLE
             ---------                                   -----

                       THE BEAR STEARNS COMPANIES INC.


        /s/ Alan C. Greenberg             Chairman of the Board and Director
------------------------------------
          ALAN C. GREENBERG


         /s/ James E. Cayne               President, Chief Executive Officer
------------------------------------         and Director (Principal
           JAMES E. CAYNE                    Executive Officer)


        /s/ Carl D. Glickman              Director
------------------------------------
          CARL D. GLICKMAN


                                          Director
------------------------------------
        DONALD J. HARRINGTON


                                          Director
------------------------------------
           WILLIAM L. MACK

             SIGNATURE                                   TITLE
             ---------                                   -----


        /s/ Frank T. Nickell                  Director
------------------------------------
          FRANK T. NICKELL


       /s/ Frederic V. Salerno                Director
------------------------------------
         FREDERIC V. SALERNO


        /s/ Alan D. Schwartz                  Director
------------------------------------
          ALAN D. SCHWARTZ


                                              Director
------------------------------------
          WARREN J. SPECTOR


          /s/ Vincent Tese                    Director
------------------------------------
            VINCENT TESE


                                              Director
------------------------------------
             FRED WILPON


     /s/ Samuel L. Molinaro Jr.               Senior Vice President - Finance
------------------------------------             and Chief Financial Officer
       SAMUEL L. MOLINARO JR.                    (Principal Financial Officer)


       /s/ Marshall J Levinson                Controller
------------------------------------             (Principal Accounting Officer)
         MARSHALL J LEVINSON

                                  EXHIBIT INDEX
                                  -------------



Exhibit
Number             Description
------             -----------

4(a)(1)      --    Restated Certificate of Incorporation of the Registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)      --    Certificate of Stock Designation relating to the Registrant's
                   Adjustable Rate Cumulative Preferred Stock, Series A
                   (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(3)      --    Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(4)      --    Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)      --    Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)         --    Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment
                   No. 1 to the Registration Statement on Form S-8 (File No.
                   333-81901)).

23(a)        --    Consent of Deloitte & Touche LLP.

24           --    Power of attorney  (included  in the  signature  pages to the
                   Registration Statement).